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                                                                   Exhibit 10.25

                            MEMORANDUM OF AGREEMENT


                     made as of the 8th day of July, 1997

               (hereinafter referred to as the "Agreement Date")

                                B E T W E E N:


                      CLARK REFINING AND MARKETING, INC.,
                          a corporation incorporated
                          under the laws of Delaware

                (hereinafter referred to as the "Corporation"),

                                                               OF THE FIRST PART

                                    - and -

                                Maura J. Clark
                            of St. Louis, Missouri


                 (hereinafter referred to as the "Executive"),

                                                             OF THE SECOND PART.

     WHEREAS the Corporation is a wholly-owned subsidiary of Clark USA, Inc. (hereinafter referred to as "Clark USA");

     AND WHEREAS the Corporation recognizes the valuable services that the Executive has provided and is continuing to provide to the Corporation, Clark USA, and their affiliates, considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Corporation, Clark USA, and its shareholders, and wishes to continue the Executive's employment in accordance with the terms of this Agreement;

     AND WHEREAS the Board has determined that it would be in the

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best interests of Clark USA and the Corporation to induce the Executive to remain in the employ of Clark USA, the Corporation and the Subsidiaries, by entering into this Agreement relating to the terms of the Executive's continuing employment, and by indicating that in the event of a Change in Control, the Executive would have certain automatic and guaranteed rights;

     AND WHEREAS both the Corporation and the Executive wish formally to agree as to the terms and conditions which will govern the Executive's continuing employment, and the terms and conditions which will govern the termination or modification of the employment of the Executive following a Change in Control;

     NOW THEREFORE, in consideration of the premises hereof and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

                                  ARTICLE II

                                   Recitals
                                   --------

     II.1 The parties agree, and represent and warrant to each other, that the above recitals are true and accurate.

                                  ARTICLE III

                                Interpretation
                                --------------

     III.1 Unless elsewhere herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

     III.2 The headings of the Articles, sections, subsections, paragraphs, and clauses herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

     III.3 This Agreement shall be construed in accordance with the laws of the State of Missouri, without regard to the conflict of law provisions of any state. All disputes shall be litigated in St. Louis, Missouri.

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     III.4  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     III.5 In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings, respectively:

(a) "Affiliate" means (i) any corporation, partnership, joint venture or other entity during any period in which it beneficially owns at least thirty percent of the voting power of all classes of stock of the Corporation entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is beneficially owned by the Corporation or by any entity that is an Affiliate by reason of clause (i) next above.

(b)  "Basic Compensation" means the sum of:

     (i) the annual salary of the Executive based upon the greater of (A) the salary paid by or on behalf of Clark USA and the Corporation for the calendar year ended immediately preceding the Date of Termination and (B) the salary which would have been payable by or on behalf of Clark USA and the Corporation to the Executive (based upon the salary rate in effect immediately preceding the Date of Termination) for the 12 months immediately following the Date of Termination; and

     (ii)   an amount equal to the greater of:

            (A)  the agreed yearly minimum bonus which is payable

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                 to the Executive under the compensation terms in effect
                 immediately prior to the date of the Date of Termination; or

            (B) the average of the yearly bonus amounts paid to the Executive by Clark USA and the Corporation over the last two fiscal years of the Corporation ended immediately preceding the date of the Date of Termination.

(c) "beneficial ownership" shall be determined in accordance with Rule 13d-3 issued under the U.S. Securities Exchange Act of 1934.

(d)  "Board" means the board of directors of the Corporation.

(e) "Cause" means a determination by the Board, after permitting the Executive a reasonable opportunity to be heard, that any of the following has occurred:

     (i) wilful and continued failure by the Executive to substantially perform the Executive's duties with the Corporation (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance improvement has been delivered in writing to the Executive by the Chairman, Chief Executive Officer or the President of the Corporation, the person performing the function of the Chairman, Chief Executive Officer or President of the Corporation, or the person to whom the Executive reports, which identifies the manner in which such officer or person believes that the Executive has not substantially performed his duties;

     (ii) wilful engaging by the Executive in misconduct which is materially injurious to Clark USA, the Corporation, or the Affiliates, monetarily or otherwise; or

     (iii) the conviction of the Executive of a criminal offense involving dishonesty or other moral turpitude;

     provided that no act, or failure to act, on the Executive's

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     part shall be considered "wilful" unless the Board determines that such act or failure to act by the Executive was in bad faith and was without reasonable belief by the Executive that such act or failure to act was in the best interests of Clark USA, the Corporation, or the Affiliates. For purposes of paragraph (i) above, the phrase "wilful and continued failure by the Executive to substantially perform the Executive's duties with the Corporation" shall include, without limitation, any violation of paragraph V.2(a).

(f) "Change in Control" means the first date upon which (I) a TrizecHahn Corporation Change in Control shall have occurred, if on such date Tiger shall beneficially own less than 20% of the number of shares of capital stock of Clark USA held by it as of the Agreement Date; or (II) a Clark Change in Control shall have occurred.

(g) "TrizecHahn Corporation Change in Control" means the occurrence of any of the following events described in paragraph (i) through (vi) below:

     (i)    TrizecHahn Corporation - Voting/Board Control.

            The date upon which the following three conditions shall have been satisfied:

            (A) the MVS shall have been converted into SVS in accordance with their terms (the "Conversion");

            (B) a person or group (other than Mr. Peter Munk) holds shares and/or other securities which, directly or after conversion, exercise or exchange thereof, would entitle the holders thereof to cast 20% or more of the votes attached to the outstanding Voting Shares; and

            (C) a change in the composition of the TrizecHahn Corporation Board within two years after the date of Conversion such that the directors of TrizecHahn Corporation in office immediately before the date of Conversion and the directors recommended for election or elected to succeed such directors by a majority of such directors cease to constitute a majority of the TrizecHahn Corporation Board;

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            provided, however, that a TrizecHahn Corporation Change in Control will be deemed to have occurred under this paragraph (i) only if, on the date on which such TrizecHahn Corporation Change in Control would otherwise have occurred, TrizecHahn Corporation is a Substantial Owner of Clark USA.

     (ii)   TrizecHahn Corporation - Voting.

            The date upon which the following two conditions shall have been satisfied:

            (A)  the Conversion shall have occurred; and

            (B) a person or group (other than Mr. Peter Munk) holds shares and/or other securities which, directly or after conversion, exercise or exchange thereof, would entitle the holders thereof to cast 35% or more of the votes attached to the outstanding Voting Shares;

            provided, however, that a TrizecHahn Corporation Change in Control will be deemed to have occurred under this paragraph (ii) only if, on the date on which such TrizecHahn Corporation Change in Control would otherwise have occurred, TrizecHahn Corporation is a Substantial Owner of Clark USA.

     (iii)  TrizecHahn Corporation - MVS/Board.

            The date upon which the following two conditions shall have been satisfied:

            (A) a majority of the MVS are beneficially owned, or control or direction is exercised over a majority of the MVS, by any person or group, other than Mr. Peter Munk or a member of his immediate family who is a Canadian within the meaning of the Investment Canada Act ("Change in Ownership"); and

            (B) there is a change in the composition of the TrizecHahn Corporation Board within two years after the date of the Change in Ownership and

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                 the directors recommended for election or elected to succeed such directors by a majority of such directors such that the directors in office immediately before the date of the Change in Ownership cease to constitute a majority of the TrizecHahn Corporation Board;

            provided, however, that a TrizecHahn Corporation Change in Control will be deemed to have occurred under this paragraph (iii) only if, on the date on which such TrizecHahn Corporation Change in Control would otherwise have occurred, TrizecHahn Corporation is a Substantial Owner of Clark USA.

     (iv)   TrizecHahn Corporation - Merger/Board.

            The date upon which the following two conditions shall have been satisfied:

            (A)  the shareholders of TrizecHahn Corporation shall have approved
                 (I) an amalgamation, merger, or any other business combination or consolidation of TrizecHahn Corporation with any other corporation (other than a TrizecHahn Corporation Successor, TrizecHahn Corporation Subsidiary, Clark USA, the Corporation, or one or more of the Subsidiaries), (II) a plan for the liquidation of TrizecHahn Corporation, (III) an agreement for the sale or disposition of all or substantially all of the assets of TrizecHahn Corporation; and

            (B) within two years following a transaction referred to in paragraph (iv)(A) above, a majority of the Board of the amalgamated or merged entity or successor entity into which TrizecHahn Corporation was liquidated or which acquired substantially all of the assets of TrizecHahn Corporation is not comprised of individuals who were directors of TrizecHahn Corporation immediately before the event referred to in paragraph (iv)(A) above, or directors recommended for election or elected to succeed such directors by a majority of such directors;

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            provided, however, that a TrizecHahn Corporation Change in Control will be deemed to have occurred under this paragraph (iv) only if, on the date on which such TrizecHahn Corporation Change in Control would otherwise have occurred, TrizecHahn Corporation is a Substantial Owner of Clark USA.

     (v)    Increase in Ownership/Board Change.

            The date upon which the following two conditions have been satisfied:

            (A) any Person (excluding TrizecHahn Corporation, any TrizecHahn Corporation Subsidiary, and any person who satisfies the requirements set forth in Rule 13d-1(b)(i) and (ii) issued under the U.S. Securities Exchange Act of 1934 (relating to certain persons acquiring securities in the ordinary course of business and not with the purpose or effect of changing or influencing the control of the issuer)) has beneficial ownership of the Voting Power of Clark USA that is in excess of the greater of:

                 (I)   20% of the Voting Power of Clark USA; or

                 (II) the Voting Power of Clark USA then held by TrizecHahn Corporation;


            (B) more than 50% of the Board of Directors of Clark USA is comprised of persons who are neither executive officers of TrizecHahn Corporation or any TrizecHahn Corporation Subsidiary, nor members of the board of directors of TrizecHahn Corporation.

     (vi)   Increase in Ownership.

            The date upon which any Person (excluding TrizecHahn Corporation and any TrizecHahn Corporation Subsidiary) has beneficial ownership of the Voting Power of Clark USA that is in excess of the greater of:

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                 (I)    35% of the Voting Power of Clark USA; or

                 (II) the Voting Power of Clark USA then held by TrizecHahn Corporation.

(h) "Clark Change in Control" means the occurrence of any of the events described in paragraphs (i) through (iii) below:

     (i)    Merger of Clark USA.

            The date of approval by the shareholders of Clark USA of a reorganization, merger or consolidation of Clark USA, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of Clark USA immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation (or following a series of prearranged related transactions), beneficially own more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation.

     (ii)   Liquidation of Clark USA.

            The date of approval by the shareholders of Clark USA of the sale or other disposition of all or substantially all of the assets of Clark USA; in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of Clark USA immediately prior to such sale or disposition do not, following such sale or disposition (or following a series of prearranged related transactions), beneficially own more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity or entities acquiring all or substantially all of the assets of Clark USA.

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     (iii)  Disposition of the Corporation.

            The first date on which Clark USA does not beneficially own more than 50% of the total voting power of the outstanding capital stock of the Corporation.

(i) "Clark USA" means Clark USA, Inc. and includes any corporation, partnership, joint venture or other entity that succeeds to the interests of Clark USA, Inc.

(j) "Corporation" means Clark Refining and Marketing, Inc. and includes any corporation, partnership, joint venture or other entity that succeeds to the interests of Clark Refining and Marketing, Inc.

(k) "Date of Termination" means the first date on which the Executive is employed by neither Clark USA, the Corporation, nor any Subsidiary.

(l) "Disability" means the physical or mental illness of the Executive resulting in the Executive's absence from his full time duties with the Corporation for more than nine consecutive months and failure by the Executive to return to full time performance of his duties within thirty days after written demand by the Corporation to do so given at any time after such nine-month period.

(m) "Good Reason" means the occurrence of any of the following events without the Executive's written consent:

     (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including substantial status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Corporation, in each case which results in a substantial diminution in such position, authority, duties or responsibilities, in the salary amount, or in the amount of the potential bonus opportunity, previously provided to the Executive;

     (ii) the Corporation requiring the Executive to be based at any office or location other than in the Greater St. Louis Area; or

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     (iii)  any other action by the Executive's employer purporting to result in a Date of Termination other than for Cause, Disability or death.

(h) "Greater St. Louis Area" means any location within 30 miles (traveling by automobile) of 8182 Maryland Avenue, St. Louis, Missouri.

(i) "group" means any person or company acting jointly or in concert with any other person or company and for such purposes "acting jointly or in concert" shall be interpreted in accordance with subsection 91(a) of the Securities Act (Ontario).

(j) "TrizecHahn Corporation" means TrizecHahn Corporation Corporation, a corporation incorporated under the laws of the Province of Ontario, and any TrizecHahn Corporation Successor.

(k) "TrizecHahn Corporation Board" means the board of directors of TrizecHahn Corporation.

(l) "TrizecHahn Corporation Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is beneficially owned by TrizecHahn Corporation.

(m) "TrizecHahn Corporation Successor" means any corporation, partnership, joint venture or other entity which satisfies either (or both of) clause
     (i) and (ii):

     (i) Mr. Peter Munk has beneficial ownership that is in excess of the greater of:

            (A) 40% of the total voting power of the outstanding capital stock of the entity; or

            (B) the percentage of the total voting power of the outstanding capital stock of the entity that is then held by any other Person;

     (ii) the entity succeeds to the interests of TrizecHahn Corporation Corporation; but including only an entity which, immediately after the succession: (A) is beneficially owned by all or substantially all of the

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            individuals and entities who were the respective beneficial owners of TrizecHahn Corporation immediately prior to such succession, in substantially the same proportions as the proportions beneficially owned immediately prior to such succession; or (B) for a period of two years following the succession, a majority of the Board of the successor entity is comprised of individuals who were directors of TrizecHahn Corporation immediately before the succession.

(n) "MVS" means the outstanding Multiple Voting Shares in the capital of TrizecHahn Corporation at any time.

(o) The term "Person", when capitalized, shall mean any person, and shall also include two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose or with the effect of changing or influencing the control of Clark USA. The provisions of this paragraph (u) shall be interpreted based on the interpretations of the comparable provisions of Sections 13 and 14 of the U.S. Securities Exchange Act of 1934 and the rules thereunder.

(p) "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is beneficially owned by the Clark USA.

(q) TrizecHahn Corporation shall be a "substantial owner" of Clark USA for the period in which it beneficially owns at least 25% of the Voting Power of Clark USA, and no other shareholder of Clark USA beneficially owns more Voting Power of Clark USA than does TrizecHahn Corporation.

(r) "SVS" means the outstanding Subordinate Voting Shares in the capital of TrizecHahn Corporation at any time.

(s) "Tiger" shall mean, collectively, The Jaguar Fund N.V., Tiger (a limited partnership), Puma (a limited partnership) and any other Person managed by Tiger Management Corporation which at any time holds any shares of capital stock of Clark USA.

(t) "Voting Power of Clark USA" shall mean the total voting power of the outstanding capital stock of Clark USA.

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(u)  "Voting Shares" means any security of TrizecHahn Corporation carrying a right to vote for the election of directors of TrizecHahn Corporation under all circumstances or under circumstances that have occurred and are continuing.

                                  ARTICLE IV

                                Agreement Term
                                --------------

     IV.1 Subject to the automatic extension discussed below in this Article IV.1, the "Agreement Term" shall be the period beginning on the Agreement Date, and ending on the fifth anniversary of the Agreement Date. On the fifth anniversary of the Agreement Date and on each anniversary date thereafter (including the period during which this Agreement is extended), the Agreement Term shall automatically be extended by one additional year unless, not less than 90 days prior to any such anniversary, either the Corporation or the Executive shall have given written notice to the Executive or the Corporation, as applicable, that the Agreement Term will not be extended.

     IV.2 If a Change in Control occurs during the Agreement Term, and at the time the Change in Control, less than two years remains in the Agreement Term, the Agreement Term shall be automatically extended to the second anniversary of the Agreement Term.

                                   ARTICLE V

                          Continuation of Employment
                          --------------------------

     V.1 During the Agreement Term, the Corporation agrees to continue the Executive in its employ, in accordance with the terms and provisions of this Agreement, in accordance with the following:

     (a) The Executive shall be employed by the Corporation as its EVP - Corporate Development and CFO, and shall not be assigned tasks that would be substantially inconsistent with that position.

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     (b)  The Executive shall receive, while employed, for each 12-consecutive month period beginning on the Effective Date and each anniversary thereof, in substantially equal monthly or more frequent installments, an annual base salary of not less than $212,500.00 (the "Salary").

     (c) The Executive is authorized to incur reasonable expenses for entertainment, traveling, meals, lodging and similar items in promoting the Corporation's business. Subject to the reimbursement applicable to the Corporation's senior management employees as in effect from time to time, the Corporation will reimburse the Executive for all reasonable expenses so incurred.

     (d) The Executive shall be provided with the welfare benefits and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Corporation from time to time to the Corporation's other senior management employees.

     V.2 (a) During the Agreement Term, while the Executive is employed by the Corporation, the Executive shall not solicit, initiate or encourage proposals or offers from, or provide information relating to Clark USA, the Corporation or any of the Affiliates to, any person, entity or group in connection with or relating to any acquisition or disposition of all or any material part of Clark USA's issued and outstanding shares, or any amalgamation, merger, sale of all or any material part of the assets of Clark USA, the Corporation or any Subsidiary, take-over bid, re-organization, re-capitalization, liquidation, winding-up of, or other business combination or any similar transaction involving Clark USA, the Corporation or any Subsidiary, without in each case the explicit approval of the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the person performing the function of the Chairman of the Board or Chief Executive Officer of the Corporation.

     (b) The provisions of paragraph V.2(a) shall not apply to the sale by the Executive of any shares of Clark USA owned by him.

                                  ARTICLE VI

                         Obligations Upon Termination
                         ----------------------------

     VI.1 If, at any time during the Agreement Term, the Executive's Date of Termination occurs as a result the

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Executive's employment being terminated by the Executive's employer (other than for Cause, Disability, or death), or as a result of the Executive's employment being terminated by the Executive for Good Reason:

(a) The Corporation shall pay to or to the order of the Executive in cash or certified cheque within ten days after the Date of Termination, the aggregate of the following amounts (less any statutory deductions):

     (i) if not theretofore paid, the amount of the Executive's unpaid Basic Compensation for the then current fiscal year of the Corporation for the period to and including the Date of Termination, plus any other compensation and benefit amounts that are accrued and unpaid as of the Date of Termination; and

     (ii) as partial compensation for the Executive's loss of employment, an amount equal to three (3) times the Basic Compensation.

(b) If the Executive holds any options, rights, warrants or other entitlements for the purchase or acquisition of securities in the capital of Clark USA, the Corporation or any Affiliate granted by Clark USA or the Corporation (collectively, "Rights"), regardless of whether such Rights are then exercisable, notwithstanding the terms and conditions of such Rights or of any plan or other document affecting such Rights, shall be deemed to be immediately exercisable for a term that is the lesser of five years after the Date of Termination or the remaining term to expiry for such Rights.

(c) The Corporation, at its expense, shall provide the Executive with the reasonable job relocation counselling services of a firm chosen from time to time by the Executive, for a period not to exceed 18 months after the Date of Termination.

(d) The Corporation shall maintain in full force and effect, for the Executive's continued benefit, until the earlier of:

     (i)    one year after the Date of Termination; and

     (ii) the Executive's commencement of full time employment with a new employer;

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     all life insurance, medical, dental, health and accident and disability plans, programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination at a cost to the Executive no greater than the Executive paid while employed, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation is barred, the Corporation shall arrange to provide the Executive, at the Corporation's expense, with benefits substantially similar to those which the Executive is entitled to receive under such plans, programs or arrangements or pay cash in an amount after tax sufficient to enable the Executive to purchase substantially similar coverage for a one year period on an individual basis at a cost to the Executive no greater than the Executive paid while employed. In the case of the Executive's commencement of full time employment with a new employer within the one year period, the Corporation agrees to make up any differential in benefits between what the Executive would have received from the Corporation in the one year period and what the Executive receives from his new employer, so that the Executive is ensured of receiving the same benefits which he would have been entitled to receive from the Corporation had his employment with the Corporation continued for the one year period at a cost to the Executive no greater than the Executive paid while employed.

(e) Except as otherwise expressly provided in this Agreement, the Executive's entitlement to benefits under the employee benefit plans and benefit arrangements maintained by Clark USA, the Corporation, and the Affiliates, shall be determined under the terms of the respective plans as in effect from time to time, with such entitlement based on the fact that the Executive's employment with Clark USA, the Corporation and the Affiliates ceased on the Executive's Date of Termination.

Except as may be otherwise specifically provided in an amendment of this subsection VI.1 adopted in accordance with subsection V11.8, payments under this subsection VI.1 shall be in lieu of all benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of Clark USA, the Corporation or any Affiliate or any other,

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similar arrangement of Clark USA, the Corporation or any Affiliate providing benefits upon involuntary termination of employment.

     VI.2 If, at any time during the Agreement Term, the Executive's Date of Termination occurs as a result the Executive's employment being terminated by the Executive's voluntary resignation (other than for Good Reason), or is terminated by the employer for Cause, or if the Executive's Date of Termination occurs as a result the Executive's employment being terminated by the Executive's death or Disability:

(a) The Corporation shall pay to or to the order of the Executive in cash or certified cheque within ten days after the Date of Termination, the aggregate of the following amounts (less any statutory deductions), if not theretofore paid, the amount of the Executive's unpaid Basic Compensation for the then current fiscal year of the Corporation for the period to and including the Date of Termination; and shall provide any other compensation and benefit amounts that are accrued and unpaid as of the Date of Termination; provided, however, that the Executive's entitlement to the bonus amounts for the year shall be determined in accordance with the provisions of the applicable bonus program.

(b) Except as otherwise expressly provided in this Agreement, the Executive's entitlement to benefits under the employee benefit plans and benefit arrangements maintained by Clark USA and the Corporation, shall be determined under the terms of the respective plans as in effect from time to time, with such entitlement based on the fact that the Executive's employment with Clark USA and the Corporation ceased on the Executive's Date of Termination.

     VI.3 The Corporation shall pay to the Executive all reasonable legal and professional fees and expenses incurred by the Executive in seeking to obtain or enforce any right or benefit provided by this Agreement, if the Executive is successful in obtaining such right or benefit.

     VI.4 (a) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Corporation, or by any other member of the same affiliated group with the Corporation (as determined under Code Section

280G(d)(5)) for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (other than interest or penalties incurred as a result of the failure of the Executive to file any tax return, or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law or to be filed or paid by the Executive) (such excise tax together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes, other than interest or penalties imposed as a result of the failure of the Executive to file any tax return or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law to be filed or paid by the Executive), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto, other than interest or penalties imposed as a result of the failure of the Executive to file any tax return or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law to be filed or paid by the Executive) and the Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of subsection VI.5(c), all determinations required to be made under this subsection VI.5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen
(15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section VI.5 shall be paid by the Corporation to the Executive within five (5) days after the receipt of the

Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Corporation and by the Executive. As a result of this uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to subsection VI.5(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

          (c) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

     (1) give the Corporation any information requested by the Corporation relating to such claim;

     (2) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation;

     (3) cooperate with the Corporation in good faith in order to effectively contest such claim; and

     (4) permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto, other than interest or penalties imposed as a result of the failure of the Executive to file any tax return or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law to be filed or paid by the Executive) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this subsection 5.5(c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto, other than interest or penalties imposed as a result of the failure of the Executive to file any tax return or pay any tax (except any such failure to pay tax in accordance with the terms hereof), required by applicable law to be filed or paid by the Executive) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Executive is required to extend the statute of limitations to enable the Corporation to contest such claim, the Executive may limit this extension solely to such contested amount. The Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to subsection VI.5(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of subsection VI.5(c) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to subsection VI.5(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                  ARTICLE VII

                                    General
                                    -------

     VII.1 If the Executive's Date of Termination occurs for any reason, subject to subsection VII.3 the Executive shall not be prohibited or restricted in any manner whatsoever from obtaining employment with or otherwise forming or participating in a business competitive to the business of Clark USA, the Corporation or Subsidiary.

     VII.2 If the Executive's Date of Termination occurs for any reason, the Executive shall not be subject to any duty or obligation to seek alternate employment or other sources of income or benefits, or to mitigate his damages, or to any similar duty or obligation, and, except as specifically provided with respect to benefits in paragraph VI.1(d), all payment and other obligations of the Corporation under this Agreement shall not be subject to any rights of set-off, duty to mitigate or other reduction, and shall be paid and performed in full notwithstanding any alternate employment or other sources of income or benefits obtained or received or receivable by the Executive.

     VII.3 The Executive agrees that he shall maintain the confidentiality of any confidential or proprietary information concerning Clark USA, the Corporation or any Subsidiary until the date, if any, upon which: (i) the relevant information becomes available to the public or is made available to the Executive from a source which is not bound by an obligation of confidentiality to Clark USA, the Corporation or the relevant Subsidiary; or (ii) the Executive is required to disclose such information by any court or governmental or regulatory authority of competent jurisdiction (in which case the Executive shall notify the Corporation and, after such notification, shall be entitled to disclose or make use of such information only to the extent he is so required).

     VII.4 Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered by hand or mailed by prepaid registered mail addressed as follows:

(a)  in the case of the Corporation, to:

            Clark Refining and Marketing, Inc.
            8182 Maryland Avenue
            St. Louis, Missouri  63105

            Attention: Chief Executive Officer of the Corporation

            with a copy to:

            Clark Refining and Marketing, Inc.
            8182 Maryland Avenue
            St. Louis, Missouri  63105

            Attention: Chairman of the Board of the Corporation

(b)  in the case of the Executive, to:

            Maura J. Clark
            155 Hanley #204
            St. Louis, Missouri  63105
            or the last address of the Executive in the records of the Corporation or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

     VII.5 This Agreement shall enure to the benefit of and be binding upon the Executive and his heirs, executors, administrators and other legal personal representatives and upon the Corporation and its successors and assigns.

     VII.6 As a condition of receipt of the benefits described in paragraphs VI.1(a) through VI.1(e), the Executive will be required to enter into a full and complete release of the Corporation from any and all claims which the Executive may then have for whatever reason or cause in connection with the Executive's employment and the termination of it (including, without limitation, any rights under an employment agreement which may then be in effect), other than those obligations specifically set out in this Agreement, and other than obligations of Clark USA, the Corporation and the Subsidiaries to the extent that the documents providing for such obligations specifically provide that the obligations are in addition to obligations under this Agreement. In agreeing to the terms set out in this Agreement, the Executive specifically agrees to execute a formal release document to that effect and will deliver upon request appropriate resignations from all offices and positions with Clark USA, the Corporation and any Subsidiaries and Affiliates if, as, and when requested by the Board upon the termination of employment within the circumstances contemplated by this Agreement. To avoid future uncertainty as to the interpretation of this Agreement, the parties hereto expressly agree that if Paul Melnuk ceases to be President and Chief Executive Officer of the Corporation, and no events constituting Good Reason have occurred, then nothing in this Agreement shall adversely affect the rights of the Executive which may arise by reason of such cessation under any other agreement or arrangement between the Executive and the Corporation.

     VII.7 Each of the Corporation and the Executive agrees to execute all such documents and to do all such acts and things, in any case at the Corporation's expense, as the other party may reasonably request and as may be lawful and within its powers to do or to cause to be done in order to carry out and/or implement the provisions of intent of this Agreement, including, without limitation, seeking all such governmental, regulatory and other third party approvals as may be necessary or desirable. Without limiting the generality of the foregoing, the Corporation agrees to execute all such documents and to do all such acts and things as the Executive may reasonably request and as may be lawful and within the power of the Corporation to do or cause to be done in order to minimize any tax consequences to the Executive or his legal personal representatives in respect of the payment or performance by the Corporation of the obligations of the Corporation upon termination arising under Article V or in respect of other payments or actions required to be made or taken by or on behalf of the Corporation in the event of termination of the Executive's employment hereunder; provided that the Corporation shall in no material way be prejudiced thereby.

     VII.8 This Agreement may be amended only by an instrument in writing signed by both parties.

     VII.9 Neither party may waive or shall be deemed to have waived any right it has under this Agreement (including under this subsection VII.9 except to the extent that such waiver is in writing.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.


                                CLARK REFINING AND MARKETING, INC.

                                By /s/ Paul D. Melnuk
                                   -----------------------------
                                    President & CEO


SIGNED, SEALED AND DELIVERED       )
in the presence of                 )
                                   )
                                   )
/s/ Linda G. Schwent               )
                                   )       /S/ Maura J. Clark
Linda G. Schwent                   )       ----------------------------
NOTARY PUBLIC, STATE OF MISSIOUR   )             EXECUTIVE
MY COMMISSION EXPIRES 11/22/99     )
ST. CHARLES COUNTY                 )

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